LETTER OF TRANSMITTAL

PACHOLDER HIGH YIELD FUND, INC.

Offer to purchase all outstanding shares of

Auction Rate Cumulative Preferred Stock, Series W (CUSIP No. 693742207)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5.00 PM, NEW YORK CITY TIME, ON APRIL 13, 2016, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

The Depositary for the Offer is:

Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A.

By First Class Mail:	By Registered, Certified, or Express Mail, or Overnight Courier:
Computershare	Computershare
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
PO Box 43011	250 Royall St, Suite V
Providence, RI 02940-3011	Canton, MA 02021

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above will not constitute a valid delivery to the Depositary. This Letter of Transmittal properly completed and duly executed, together with certificates representing shares being tendered and all other required documents must be received prior to the Expiration Date.

The tender offer is not being made to (nor will tender of shares be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the tender offer would not be in compliance with the laws of such jurisdiction.

Please be sure to read this Letter of Transmittal and the accompanying Instructions carefully before you complete this Letter of Transmittal. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

This Letter of Transmittal relates to the offer by Pacholder High Yield Fund, Inc., a Maryland corporation (the “Fund”), to purchase for cash up to 100% of its outstanding preferred shares of beneficial interest, $0.01 par value, and liquidation preference of $25,000 per share, designated Auction Rate Cumulative Preferred Stock, Series W (the “Preferred Shares”). The price to be paid for the Preferred Shares is an amount to the seller equating to 95.5% of the liquidation preference of $25,000 per share (or $23,875 per share) in cash, plus any unpaid dividends accrued through the Expiration Date, less any applicable withholding taxes and without interest, and subject to the conditions set forth in the Offer, if properly tendered and not withdrawn prior to the Expiration Date.

VOLUNTARY CORPORATE ACTIONS COY: PHF

DESCRIPTION OF SHARES TENDERED
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDERS(S) (IF BLANK, PLEASE FILL IN EXACTLY AS NAME(S) APPEAR(S) ON SHARE CERTIFICATE(S)) AND/OR ACCOUNT STATEMENT	CERTIFICATES TENDERED (ATTACH ADDITIONAL LIST IF NECESSARY)
	CERTIFICATE NUMBER(S)	TOTAL NUMBER OF SHARES REPRESENTED BY CERTIFICATE(S)	NUMBER OF SHARES TENDERED*

TOTAL SHARES TENDERED

*	If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares represented by such certificate will be deemed to have been tendered.

If you wish to tender all or any portion of your Preferred Shares of the Fund, you should either:

•	tender your Preferred Shares pursuant to the procedure for book-entry tender set forth in Section 3 of the Offer to Purchase; or

•	request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Preferred Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person if you desire to tender your Preferred Shares.

If you desire to tender your Preferred Shares and such shares cannot be delivered to Computershare Trust Company, N.A. (the “Depositary”) or you cannot comply with the procedure for book-entry transfer or your other required documents cannot be delivered to the Depositary, in any case, by the expiration of the Offer, you must tender such shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Any questions or requests for assistance or additional copies of this Letter of Transmittal, the Offer to Purchase, and other documents may be directed to the Information Agent at its telephone number and location listed below.

The Information Agent for the Offer is:

Georgeson LLC

480 Washington Blvd., 26th Floor

Jersey City, New Jersey 07310

Shareholders, Banks and Brokers may call toll free: (800) 457-0759

VOLUNTARY CORPORATE ACTIONS COY: PHF

ADDITIONAL INFORMATION REGARDING TENDERED PREFERRED SHARES

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of Tendering Institution

Account Number

Transaction Code Number

Contact Person in Auction Department of Tendering Institution*

Email Address of Contact Person in Auction Department*

Broker-Dealer who submits auction instructions to the Auction Agent on your behalf

☐	CHECK HERE IF TENDERED PREFERRED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY CONCURRENTLY BEING SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Tendering holder(s) of Preferred Shares

Date of Execution of Notice of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

VOLUNTARY CORPORATE ACTIONS COY: PHF

Ladies and Gentlemen:

The undersigned hereby tenders to the Fund the Preferred Shares set forth in the box above entitled “Description of Shares Tendered,” pursuant to the Fund’s offer to purchase up to 100% of its outstanding Preferred Shares, upon the terms and subject to the conditions set forth in the Fund’s Offer to Purchase dated March 11, 2016 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and this Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, each as amended or supplemented from time to time, constitutes the “Offer”). The price to be paid for the Preferred Shares is an amount to the seller equating to 95.5% of the liquidation preference of $25,000 per share (or $23,875 per share) in cash, plus any unpaid dividends accrued through the Expiration Date, less any applicable withholding taxes and without interest, and subject to the conditions set forth in the Offer, if properly tendered and not withdrawn prior to the Expiration Date. The Offer is conditioned upon there being a minimum of 80% of the outstanding Preferred Shares validly tendered and not withdrawn prior to the expiration of the Fund’s Offer, the Fund’s entry into a credit facility and there being sufficient funds available thereunder to fund the purchase of Preferred Shares in the Offer, and other conditions as outlined in the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Preferred Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Preferred Shares that is being tendered hereby and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Preferred Shares, with full knowledge that the Depositary also acts as the agent of the Fund, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i)	transfer ownership of such Preferred Shares on the account books maintained by the Book-Entry Transfer Facility (as defined in the Offer to Purchase), as applicable, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund;

(ii)	present such Preferred Shares for transfer on the books of the Fund; and

(iii)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Preferred Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby covenants, represents and warrants to the Fund that:

(i)	the undersigned has full power and authority to tender, sell, assign and transfer the Preferred Shares tendered hereby and that when and to the extent the same are accepted for payment by the Fund, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interest, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Preferred Shares and not subject to any adverse claims;

(ii)	the undersigned understands that tenders of Preferred Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(iii)	the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the Preferred Shares tendered hereby; and

(iv)	the undersigned has read, understands and agrees to all the terms of the Offer.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

VOLUNTARY CORPORATE ACTIONS COY: PHF

The purchase price of each Preferred Share will equal 95.5% of the liquidation preference of $25,000 per share (or $23,875 per share), plus any unpaid dividends accrued through the Expiration Date, less any applicable withholding taxes and without interest. All Preferred Shares validly tendered on or before the Expiration Date of the Offer and not properly withdrawn will be purchased, subject to the terms and conditions of the Offer. If any tendered Preferred Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, such Preferred Shares will be returned without expense to the holder in accordance with Section 5 of the Offer to Purchase.

The undersigned understands that tenders of Preferred Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Fund pay interest on the purchase price.

The undersigned recognizes that, under the circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, Preferred Shares tendered; or may accept for payment fewer than all of the Preferred Shares tendered.

Payment for the purchase price of the Preferred Shares will be made by check or by wire and any certificate(s) not tendered or not accepted for payment will be issued or returned in the name(s) of the registered holder(s) appearing under the box entitled “Description of Shares Tendered.” Any shares tendered herewith by book-entry transfer that are not accepted for payment will be credited back to the account at the Book-Entry Transfer Facility designated above.

IMPORTANT

PLEASE SIGN HERE

(Please complete and return the Form W-9 attached)*

(Signature(s) of Holders)

Dated:

Name(s):

(Please Print)

Capacity (full title and location signed):

Address:

(Include Zip Code)

Area Code and Telephone Number:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and location of signing.)

VOLUNTARY CORPORATE ACTIONS COY: PHF

Guarantee Of Signature(s)

Authorized Signature:

Name:

Title:

(Please Type or Print)

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.:

Dated:

* A non-U.S. holder should NOT complete and return the attached Form W-9, but should instead contact the Depositary or its broker, dealer, commercial bank, trust company or other nominee for the appropriate certification (e.g., W-8BEN, W-8BEN-E, W-8ECI or W-8EXP). See Instruction 13.

SPECIAL PAYMENT INSTRUCTIONS

Fill in ONLY if you want the proceeds of this transaction to be issued in another name.

Name:
(PLEASE PRINT)

Address:

(INCLUDE ZIP CODE)

(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER) (Recipient must complete the accompanying IRS Form W-9)

VOLUNTARY CORPORATE ACTIONS COY: PHF

SPECIAL DELIVERY INSTRUCTIONS

Fill in ONLY if check for cash and/or certificate(s) for shares not tendered or not purchased are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.

Name:
(PLEASE PRINT)

Address:

(INCLUDE ZIP CODE)

VOLUNTARY CORPORATE ACTIONS COY: PHF

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.	Please indicate the total number of certificated share(s) and/or book-entry shares you are tendering in the box entitled “Description of Shares Tendered.”

2.	Sign and date this Letter of Transmittal after completing all other applicable sections and return this form in the enclosed envelope. If your shares are represented by physical certificates, include them in the enclosed envelope as well.

3.	If you want the proceeds of this transaction to be issued in another name, fill in the box entitled “Special Payment Instructions” with the information for the new account name. If you complete such box, your signature(s) must be guaranteed.

4.	Complete the box entitled “Special Delivery Instructions” only if the proceeds of this transaction are to be mailed to a person other than the registered holder or sent to the registered holder at a different address. If you complete such box, your signature(s) must be guaranteed.

5.	No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) of the Preferred Shares (which, for purposes of this Instruction 5, includes any participant in the Depository Trust Company’s systems whose name appears on a security position listing as the owner of the Preferred Shares) tendered herewith, unless such holder or holder(s) have completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” or (b) if the shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934 (each an “Eligible Institution” and collectively “Eligible Institutions”) (for example, the Securities Transfer Agents Medallion Program, the New York Stock Exchange Inc. Medallion Signature Program and the Stock Exchanges Medallion Program). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution.

6.	If any certificate representing shares that you own has been lost or destroyed, please contact the Information Agent at (866) 856-4733 or write to the Depositary at its address set forth above promptly to obtain instructions as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Please contact the Depositary immediately to permit timely processing of the replacement documentation.

7.	Holders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase and thereafter timely delivering the shares subject to such notice of guaranteed delivery in accordance with such procedures.

8.	All questions as to the number of shares to be accepted, the purchase price to be paid for shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares will be determined by the Fund, in its sole discretion, and will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. The Fund reserves the absolute right to reject any or all tenders of any shares that it determines are not in proper form or the acceptance for payment of or payment for any shares which it determines may be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer prior to the Expiration Date with respect to all tendered shares. The Fund also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular shares, whether or not the Fund waives similar defects or irregularities in the case of any other shareholder. No tender of shares will be deemed to have been validly made until all defects or irregularities have been cured by the tendering holder or waived by the Fund. The Fund will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of shares. None of the Fund, the Depositary or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice. See Section 3 of the Offer to Purchase for additional information.

VOLUNTARY CORPORATE ACTIONS COY: PHF

9.	All questions as to the form and validity, including the time of receipt, of any notice of withdrawal will be determined by the Fund, in its sole discretion, and such determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. The Fund reserves the absolute right to waive any defect or irregularity in the notice of withdrawal or method of withdrawal of shares by any shareholder, whether or not the Fund waives similar defects or irregularities in the case of any other shareholder. None of the Fund, the Depositary, or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any such notice. See Section 4 of the Offer to Purchase for additional information.

10.	If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Fund of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsement(s) of certificate(s) or separate stock power(s) are required unless (1) payment of the purchase price is to be made, or certificate(s) for shares not tendered or accepted for payment are to be issued, to a person other than the registered holder(s) or (2) payment of the purchase price or certificate(s) for shares not tendered or accepted for payment are to be sent to registered holder(s) at an address other than the one in the Fund’s records. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not accepted for payment are to be issued to a person other than the registered holder(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

The tendering holder will, upon request, execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

11.	If the space provided in the box entitled “Description of Shares Tendered” above is inadequate, the certificate numbers and/or the number of shares should be listed on a separated signed schedule that should be attached hereto.

12.	If fewer than all the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Description of Shares Tendered.” In that case, if any tendered shares are purchased, new certificate(s) for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), promptly after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated. The Fund is entitled to reject partial tenders.

13.	In participating in the Offer, the tendering holder acknowledges that: (1) the Offer is established voluntarily by the Fund, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Fund as provided in the Offer to Purchase; (2) the tendering holder is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) the tendering holder has received the Offer to Purchase and the Letter of Transmittal, as amended or supplemented; (5) any foreign exchange obligations triggered by the tendering holder’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Fund takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the tendering holder acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the tendering holder authorizes the Fund to withhold all applicable Tax Items that the applicable withholding agent is legally required to withhold. The tendering holder consents to the collection, use and transfer, in electronic or other form, of the tendering holder’s personal data as described in this document by and among, as applicable, the Fund, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his

VOLUNTARY CORPORATE ACTIONS COY: PHF

or her participation in the Offer. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal and legal representatives, administrators, trustees in bankruptcy, successors and assigns of the undersigned.

14.	Each holder that desires to tender shares must, unless an exemption applies, provide the Fund with the holder’s taxpayer identification number on the IRS Form W-9 included with this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the holder is an individual, the taxpayer identification number is his or her social security number. If the Fund is not provided with the correct taxpayer identification number, the holder may be subject to a $50 penalty imposed by the IRS in addition to being subject to backup withholding.

If the shares are registered in more than one name or are not in the name of the actual holder, consult Part II of the General Instructions to Form W-9, which immediately follow the IRS Form W-9.

If backup withholding applies, the Fund is required to withhold a portion of any payment made to the shareholder with respect to shares purchased pursuant to the Offer. The applicable rate for backup withholding is currently 28%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by the holder from the IRS.

Certain holders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a holder must generally submit a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, signed under penalties of perjury, attesting to that person’s exempt status. A holder would use an IRS Form W-8BEN to certify that it is neither a citizen nor a resident of the United States and would use an IRS Form W-8ECI to certify that (1) it is neither a citizen nor resident of the United States, and (2) the proceeds of the sale of the shares are effectively connected with a U.S. trade or business. A non-U.S. holder may also use an IRS Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person’s country of residence.

HOLDERS SHOULD CONSULT THEIR TAX ADVISOR(S) AS TO THEIR QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S) MUST BE RECEIVED BY THE FUND AT THE ADDRESS SET FORTH ON THE FRONT PAGE OF THIS LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.

VOLUNTARY CORPORATE ACTIONS COY: PHF

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
	3 Check appropriate box for federal tax classification; check only one of the following seven boxes:								4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):
	☐ Individual/sole proprietor or single-member LLC	☐ C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate	Exempt payee code (if any)

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership)  ▶

Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner.

☐ Other (see instructions)  ▶

Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.)
	5 Address (number, street, and apt. or suite no.)						Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–
or
Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following:

•	Form 1099-INT (interest earned or paid)

•	Form 1099-DIV (dividends, including those from stocks or mutual funds)

•	Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

•	Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

•	Form 1099-S (proceeds from real estate transactions)
•	Form 1099-K (merchant card and third party network transactions)

•	Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

•	Form 1099-C (canceled debt)

•	Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information.

Cat. No. 10231X	Form W-9 (Rev. 12-2014)
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Form W-9 (Rev. 12-2014)	Page 2

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien;

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

•	An estate (other than a foreign estate); or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

•	In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

•	In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

•	In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships above.

What is FATCA reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

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Form W-9 (Rev. 12-2014)	Page 3

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3.

Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.”

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you.

Exempt payee code.

•	Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•	Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•	Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

•	Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

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Form W-9 (Rev. 12-2014)	Page 4

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

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Form W-9 (Rev. 12-2014)	Page 5

What Name and Number To Give the Requester
	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity[4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]	You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.
[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2.

*Note.	Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

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